SinglePoint, Inc.
(OTCQB: SING)

Recent Price: $0.011
Fully Reporting Issuer
24,000+ Shareholders

Market Data

Fiscal Year	December
Industry	Diversified
Market Cap	$18.9M
Shares Outstanding	1.65B
Avg. Volume (180-day)	4.4M

Income Statement Snapshot

Estimated 2019	$3.3M

Company Websites

singlepoint.com
singleseed.com
1606hemp.com
directsolaramerica.com

Contact
Greg Lambrecht
CEO / Founder
gregl@singlepoint.com

Company Overview

SinglePoint, Inc (SING) invests in and acquires brands and companies that will benefit from an injection of growth capital and the sales and marketing expertise of SinglePoint. The Company's portfolio is focused in renewable energy specifically solar and has holdings of hemp and payments. SinglePoint is working to grow the company to a multinational brand.

Value Proposition

SinglePoint provides a diversified opportunity to participate in multiple high-growth market opportunities including renewable engergy (solar), hemp consumer products and payments.

In May 2019, SinglePoint completed the strategic acquisition of a majority interest in Direct Solar – a leading solar energy brokerage solutions company. Direct Solar currently provides services for Residential, Commercial, and Financing in eleven states and has built a nationally scalable business model. Direct Solar's revenue is growing month-over-month and is on pace to hit $1 million in monthly sales by early 2020. The U.S. installed 10.6 gigawatts (GW) of Solar Photovoltaic capacity in 2018 and is expected to reach 64.2 gigawatts (GW) of total installed capacity by 2024, enough to power 12.3 million American homes. Total installed U.S. PV capacity is expected to more than double over the next five years. By 2024, more than 15 GW of PV capacity will be installed annually.

Since acquisition Direct Solar America has grown to over 60 people in multiple cities. Greater Chicago, Dallas, El Paso and Miami have been some of the company's most prominent areas. In Dallas, Direct Solar America has partnered with 47 high schools to create brand awareness and credibility around the city. A portion of profits are pushed back to the school from any sales generated through this partnership.

The SinglePoint Hemp business segment is initially focused on national retail distribution for our proprietary in-house or exclusive Hemp Cigarette Brands and non-cannibalistic private label products from other CBD manufactures. Two recent events are driving the CBD industry, the passage of the 2018 Farm Bill (Federal) and the recent statewide bans of flavored vaping products has created an immediate opportunity to backfill unoccupied retail shelf space with Industrial Hemp Cigarettes which is receiving unprecedented consumer demand.

SinglePoint will leverage its technology, marketing and industry expertise to aggressively build online brand awareness that supports traditional retail distribution and direct to consumer sales. Continued Growing interest from Fortune 500 companies and boutique firms, as well as strong national distribution capabilities position SinglePoint to be the category leader in what analysts say could be a $20B+ market by 2022.

Investment Highlights

- **Direct Solar subsidiary experiencing strong growth**

➢ **Residential**
  - Over $2 million in revenue in first six months
  - Targeting 1000 residential solar installs in 2020
  - Partnerships allow Direct Solar America to scale efficiently and enter new markets in as little as two days
  - Targeting minimum $8 million revenue in 2020 in residential projects
  - Targeting opportunities to work with track home builders to be the energy supplier for entire developments

➢ **Commercial**
  - $39 million in commercial projects in the pipeline
  - Working directly with high schools throughout the US to define solutions to offset energy consumption and provide redundancy through solar installations and battery backup systems
  - Commercial projects include schools, parking lot covered structures, ground mount and roof mount
  - Developing Power Purchase Agreements (PPAs) to generate recurring revenue and cash flow

➢ **Launched Industrial Hemp Branded Products ("Hemp Cigarettes") to meet emerging consumer demand**

➢ CEO Greg Lambrecht has successful consumer product industry experience placing cigars and humidors in nearly 30,000 retail accounts for Premium Cigars International (NASDAQ: PCIG) where he was the principal founder.

➢ Orders received prior (and post) to the 2019 National Association of Convenience Stores (NACS) show. 250 retail accounts in first week. Also added three regional distributors currently servicing over 10,000 retail locations.

➢ Developing multiple proprietary in-house brands to meet retail and consumer demand.

➢ Currently Targeting $5 - $10 million sales in 2020

Greg Lambrecht – has had a successful track record of introducing several innovative consumer products through traditional retail channels across North America. He was the founder of two leading retail distributors, RoseHearts (NW USA) and Can-Am (Canada). He was the principal pre-IPO founder of Premium Cigars International (NASDAQ: PCIG), which opened up approximately 30,000 retail accounts including exclusive national distribution for Southland 7-Eleven™, Circle K™ & AM-PM™ along with an innovative partnership with Smoke™ and Cigar Aficionado™. Greg was primarily responsible for the creation of the innovative PrimeTime Little Cigars™ which was recently acquired by Japanese Tobacco Inc. and is distributed in over 20,000 domestic retail accounts.

Direct Solar of America
Subsidiary of SinglePoint, Inc. (OTC: SING)

National Provider of Commercial and Residential Solar Solutions

October 2019

SinglePoint Acquired
51% In May 2019

Market Data

Fiscal Year	December
Industry	Renewable Energy
Annualized Run Rate	$8M

Income Statement Snapshot

Revenue Trailing 9 Months	$2M

Company Websites

directsolaramerica.com
directsolarcapital.com

Contact
Pablo Diaz
pablo@directsolaramerica.com

Pablo has structured capital for 28 commercial solar projects as of 2019, developed over 3500 residential solar installs, and helped obtain over $250MM for Strathcona Energy Group (SEG) a Canadian-based holding company specializing in vertically integrated solutions for the next generation of photo voltaic.

Company Overview

Direct Solar (majority interest acquired by SinglePoint in May 2019) is presented as the "Rocket Mortgage" of the renewable energy market sector. The company is positioned as a leading residential and commercial solar brokerage solution. The Direct Solar model streamlines the process and eliminates confusion for homeowners and optimizes profitability for contractors by delivering pre-qualified and vetted projects ready for installation. Direct Solar educates, advises and recommends the best residential solar solution for each homeowner after considering available product, tax credits, rebates and financing options. Direct Solar's competitive advantage is its ability to design comprehensive and customized proposals for homeowners. The initial success and growth has attracted strategic affiliate referral partners such as My Home Group™, Titan Solar™, and Solar Nexus™ further accelerating the national sales opportunities.

Value Proposition

Direct Solar America has three distinct market opportunities related to its solar installation brokerage model; residential, commercial and financing. In each of these verticals the company is a value-add broker and collects revenue from the completed projects. The U.S. installed 10.6 gigawatts (GW) of solar PV capacity in 2018 and is expected to reach 64.2 gigawatts (GW) of total installed capacity in 2024, enough to power 12.3 million American homes. Total installed U.S. PV capacity is expected to more than double over the next five years. By 2024, more than 15 GW of PV capacity will be installed annually which should drive residential growth and the expansion of state and federal rebates. Direct Solar has built a nationally scalable business model and is actively operating in 11 states. Direct Solar's revenue is growing month-over-month and is on pace to hit $1 million in monthly sales by the end of the third quarter

Investment Highlights

Direct Solar experiencing strong month-over-month growth since acquisition

- $3 million in sales contracts closed in first 60 days post May 2019 acquisition
- Targeting $8 million sales in 2020
- Solar market growing rapidly; U.S. solar market installed 4.2 GW of solar PV in 4Q18, a 139% increase from 3Q18


Revenue
$50,000,000.00
$40,000,000.00
$30,000,000.00
$20,000,000.00
$10,000,000.00
$0.00
2019
2020
2021
2022

*projections based solely on residential opportunities

Direct Solar of America

2020

	Residential	Schools*	Commercial
	1200	10	5
Gross Bookings	$42,000,000.00	$10,000,000.00	$2,000,000.00
Gross Revenue	$16,200,000.00	TBD	TBD
Net Income	$6,000,000.00	TBD	TBD

**Implied Residual Income Creation Through PPA Agreements are not factored into current projections*

Incremental Revenue Opportunities Exist in Battery Storage across all Sectors